EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:  The Jackson Rivers Company


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 6, 2004 included in The Jackson Rivers Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and to all references to our Firm included in this Registration Statement.


                                   /s/  RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                   ---------------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP


McLean, Virginia
August 16, 2004


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:  The Jackson Rivers Company


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 15, 2003 included in The Jackson Rivers Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and to all references to our Firm included in this Registration Statement.



                                          /s/  MICHAELSON & CO., P.A.
                                          ---------------------------
                                               Michaelson & Co., P.A.


West Palm Beach, Florida
August 11, 2004


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